                                                                    EXHIBIT 99.1

        FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS Proforma
                 Combined Balance Sheets as of December 31, 1998
                                 (in thousands)



                                                                                                                1998
                                                                                    1998       Adjustments    Proforma
                                                                                    ----       -----------    --------
ASSETS
Investments in real estate
  Land                                                                           $ 130,340       (31,549)    $  98,791
  Buildings and improvements                                                       676,519      (250,391)      426,128
                                                                                 ---------      --------     ---------
                                                                                   806,859      (281,940)      524,919
  Less - Accumulated depreciation                                                 (165,357)       97,368       (67,989)
                                                                                 ---------      --------     ---------
    Total investments in real estate                                               641,502      (184,572)(a)   456,930

Investment in joint venture                                                          1,722                       1,722

Mortgage loans and notes receivable                                                  5,508                       5,508


Other assets
  Cash and cash equivalents - unrestricted                                          28,649          --          28,649
                              - restricted                                          16,526                      16,526
  Accounts receivable and prepayments                                               21,809                      21,809
  Investments                                                                            5                           5
  Inventory                                                                          2,798                       2,798
  Goodwill, net                                                                     45,379                      45,379
  Management and lease agreements, net                                               1,852                       1,852
  Deferred charges and other, net                                                    6,864                       6,864
  Unamortized debt issue costs                                                       7,758          (718)(a)     7,040
  Other                                                                              6,312          --           6,312
                                                                                 ---------      --------     ---------
    Total assets                                                                 $ 786,684      (185,290)    $ 601,394
                                                                                 =========      ========     =========


LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
  Mortgage loans                                                                 $ 345,042       (52,956)(a) $ 292,086
  Notes payable                                                                     94,996       (60,327)(a)    34,669
  Senior notes                                                                      12,538          --   (a)    12,538
  Bank loans                                                                       125,821      (101,000)(a)    24,821
  Accounts payable and accrued liabilities                                          42,659                      42,659
  Deferred obligations                                                              10,602                      10,602
  Deferred capital gains and other deferred income                                   3,283                       3,283
                                                                                 ---------      --------     ---------
    Total liabilities                                                              634,941      (214,283)      420,658
                                                                                 ---------      --------     ---------

Minority interest                                                                    1,047                       1,047

Shareholders' equity
  Preferred shares of beneficial interest, $25 liquidation preference,
    2,300,000 shares authorized and 1,349,000 outstanding                           31,737                      31,737
  Shares of beneficial interest, $1 par, unlimited authorization, outstanding       31,416                      31,416
  Paid-in capital                                                                   89,660        28,993(a)    118,653
  Foreign currency translation adjustment                                           (2,117)                     (2,117)
                                                                                 ---------      --------     ---------
    Total shareholders' equity                                                     150,696        28,993       179,689
                                                                                 ---------      --------     ---------
                                                                                 $ 786,684          --       $ 601,394
                                                                                 =========      ========     =========


(a) To reflect the registrant's sale of two office buildings and a shopping center and the potential sales of nine additional shopping malls, one office building and eight apartment complexes which are under contract to be sold. The net proceeds after closing costs, mortgage prepayment fees and mortgage prepayments would be $161.3 million. For the purposes of the historical balance sheet, the remaining proceeds are used to repay $60.3 million of Notes payable and $101 million of Bank loans. The sale of the two office buildings and a shopping center resulted in gross proceeds of $27.2 million which represents 3% of the registrant's December 31, 1998 total assets.